COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS
401 NORTH STREET, ROOM 206
P.O. BOX 8722
HARRISBURG, PA 17105-8722
WWW.CORPORATIONS.STATE.PA.US/CORP

Brightways Corporation

THE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. THE BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE BUREAU, PLEASE VISIT OUR WEB SITE LOCATED AT WWW.CORPORATIONS.STATE.PA.US/CORP OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717)787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND / OR UCC FILINGS, PLEASE VISIT OUR ONLINE "SEARCHABLE DATABASE" LOCATED ON OUR WEB SITE.

ENTITY NUMBER: 4275569

Direct Incorporation
123 N. Ashley St., Suite 123
Ann Arbor, MI 48104

Entity #: 4275569
Date Filed: 06/12/2014
Carol Aichele
Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Incorporation-For Profit

(15 Pa.C.S.)

_x_ Business-stock (§ 1306)
____ Business-nonstock (§ 2102)
____ Business-statutory close (§ 2303)
____ Cooperative (§ 7102)
____ Management (§ 2703)
____ Professional (§ 2903)
____ Insurance (§ 3101)

Name
Direct Incorporation
Address
123 N. Ashley, Suite 123

City	State	Zip Code
Ann Arbor	MI	48104

Document will be returned to the name and address you enter to the left.
⇐

Commonwealth of Pennsylvania
ARTICLES OF INCORPORATION 3 Page(s)

T1416341114

Fee: $125

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation *(corporate designator required, i.e., "corporation"," incorporated", "limited" "company" or any abbreviation. "Professional corporation" or "P.C")*:

Brightways Corporation

2. The (a) address of this corporation's current registered office in this Commonwealth *(post office box, alone, is not acceptable)* or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street	City	State	Zip	County
127 Flowers Ave	Langhorne	PA	19047	Bucks

(b) Name of Commercial Registered Office Provider — County

c/o:

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized: 100

PA DEPT. OF STATE
JUN 12 2014

5. The name and address, including number and street, if any, of each incorporator *(all incorporators must sign below)*:

Name	Address
Stephen DiFerdinando	127 Flowers Ave Langhorne PA 19047

6. The specified effective date, if any: ______________.
month/day/year hour, if any

7. Additional provisions of the articles, if any, attach an 8½ by 11 sheet.

8. *Statutory close corporation only*: ~~Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. 77a et seq.)~~

9. *Cooperative corporations only: Complete and strike out inapplicable term:*

~~The common bond of membership among its members/shareholders is:~~ ______________.

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this

9th day of June 2014,

Stephen DiFerdinando (signature)
Signature

____
Signature